Exhibit 99.1

Vignette Reports Preliminary Third-Quarter 2008 Financial Results

AUSTIN, Texas--(BUSINESS WIRE)--Vignette Corporation (NASDAQ: VIGN) today announced preliminary results for its third quarter ended September 30, 2008.

Preliminary results indicate third-quarter revenue is expected to be in the range of $41 to $42 million with license revenue for the quarter to be approximately 17% to 19% of total revenue. Third-quarter GAAP net income and non-GAAP net income are expected to be within the original guidance range.

“The business and economic environment is challenging, and international license sales were weak compared to recent quarters,” said Mike Aviles, president and CEO at Vignette. “We remain committed to investing in product innovation, customer success and sales and marketing productivity.”

Vignette will host a conference call and live Webcast regarding its third-quarter financial results on Thursday, October 30, 2008 at 4:00 p.m. EDT. A press release associated with the announcement will be distributed approximately 30 minutes prior to the start of the conference call. To access the Webcast, visit the Investor Relations section of Vignette’s Web site.

If you are not able to access the live Webcast, dial-in information is as follows:

Dial-in number: 888-201-0273

International Dial-in: +1-706-634-9519

Call title: Vignette Financial Results

About Vignette

Vignette provides software and services that deliver the Web’s most dynamic user experiences. The Vignette Web Experience brings rich media and engaging content to life for the world’s greatest brands. Vignette is headquartered in Austin, Texas with operations worldwide. Visit www.vignette.com.

Non-GAAP Financial Measures

Vignette believes that non-GAAP financial measures, such as non-GAAP net income per share, are useful to investors because they exclude certain non-operating or non-recurring charges. Vignette’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of Vignette’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of Vignette and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities.

The presentation of this additional information is not a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

FORWARD-LOOKING STATEMENTS

The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding Vignette’s expectations, beliefs, hopes, intentions or strategies regarding the future. The final results for the third quarter of 2008 may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of quarterly financial statements, including final review of transactions and consultation with our outside auditors. All forward-looking statements included in this press release are based upon information available to Vignette as of the date hereof, and Vignette assumes no obligation to update any such forward-looking statement. Additional information regarding potential risks is provided in Vignette’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2007. Vignette assumes no obligation to update the forward-looking statements included in this release.

Vignette and the V Logo are trademarks or registered trademarks of Vignette Corp. in the United States and other countries.

All other names are the trademarks or registered trademarks of their respective companies.

CONTACT:
Vignette Corporation
Investor Contact:
Pat Kelly, 512-741-4727
Chief Financial Officer
pat.kelly@vignette.com
or
Media Contact:
Sarah Reed, 508-586-5002
Director, Corporate Communications
sarah.reed@vignette.com